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                                                                    EXHIBIT 99.2


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
PLEASE MARK VOTES                                               UNLESS AUTHORITY IS WITHHELD, THIS PROXY WILL BE VOTED
AS IN THIS EXAMPLE                                              FOR THE ELECTION OF THE NOMINEES NAMED BELOW.
1) Proposal to approve the merger        [ ]
between Texas Airsonics, Inc. and a      For                    2) Election as directors of
wholly owned subsidiary of ADT and the   [ ]                       William D. Myers               [ ]  For
issuance of ADT common stock and         Against                                                  [ ]  Withhold
warrants in connection with the          [ ]                       Ben J. Gallant                 [ ]  For
merger, as described in the Joint        Abstain                (Conditional upon approval of     [ ]  Withhold
Proxy Statement/ Prospectus.                                    Proposal 1)

3) Proposal to approve an amendment      [ ]                    4) Proposal to approve an              [ ]
to ADT's certificate of incorporation    For                    amendment to ADT's                     For
to increase the authorized common        [ ]                    Long-Term Incentive Plan to            [ ]
stock from 25 million to 50 million      Against                increase the number of                 Against
shares. (Amendment will not become       [ ]                    shares issuable under the              [ ]
effective unless Proposal 1 is           Abstain                plan to 2.5 million shares.            Abstain
approved and the merger consummated.)
                                               -------------------
Please be sure to sign and date this Proxy.      Date:                Mark box at right if comments or
- ------------------------------------------------------------------    address change has been noted on   [ ]
                                                                      the reverse side of this card.

                                                                      Note: Please sign exactly as
                                                                      name(s) appear(s) on stock
                                                                      records.
                                                                      When signing as attorney,
                                                                      administrator, trustee, guardian
- ------------------------------------------------------------------    or corporate officer, please so
Stockholder sign above              Co-owner sign above               indicate.

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                       AMERICAN DENTAL TECHNOLOGIES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, July 29, 1996.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


American Dental Technologies, Inc.

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                       AMERICAN DENTAL TECHNOLOGIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF AMERICAN DENTAL TECHNOLOGIES, INC.

I (we) hereby constitute and appoint Anthony D. Fiorillo and Raymond F. Winter, and each of them, attorneys, agents and proxies with power of substitution to vote all of the shares of common stock of American Dental Technologies, Inc. ("ADT") that I am (we are) entitled to vote at the Annual Meeting of Stockholders of ADT, to be held at the Skyline Club, Mackinac Room, 2000 Town Center, Suite 2800, Southfield, Michigan on July 29, 1996 at 9:00 a.m., local time, and at any adjournments thereof, upon all matters set forth on the reverse side of this card, all of which are being proposed by ADT.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH
PROPOSAL.   In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting, including the election of any persons to the Board of Directors where a nominee named in the Joint Proxy Statement/Prospectus dated June 27, 1996 is unable to serve or, for good cause, will not serve.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Joint Proxy Statement/Prospectus dated June 27, 1996 and ratify all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.


HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?


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